HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

FULL YEAR AND FOURTH QUARTER 2017 RESULTS

-  Fourth Quarter 2017 Comparable Portfolio RevPAR Growth of 6.0% -

-  EBITDA Outperformance Driven by Newly Acquired Assets –

- Exceeds High-End of 2017 Guidance –

Philadelphia, PA, February  21, 2018 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high quality hotels in urban gateway markets and coastal destinations, today announced results for the full-year and fourth quarter ended December 31, 2017.

Full-Year and Fourth Quarter 2017 Financial Results

Net income applicable to common shareholders was $75.7 million, or $1.79  per diluted common share, in 2017, compared to net income applicable to common shareholders of $95.6 million, or $2.18 per diluted common share, in 2016.

Net loss applicable to common shareholders was ($14.3  million), or ($0.36) per diluted common share, in fourth quarter 2017, compared to net income applicable to common shareholders of $1.1 million, or $0.02 per diluted common share, in fourth quarter 2016.  The decrease in full year and fourth quarter 2017 net income and net income per diluted common share was primarily due to a decline in gains on dispositions of hotel assets.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Our portfolio grew substantially in the fourth quarter as we outperformed in all of our core markets.    The outperformance was driven by several of our newly acquired assets that are exhibiting strong fundamental growth and are benefitting from our revenue and asset management strategies.   In addition, strength in the South Florida market from Hurricane related recovery efforts and the abatement of Zika fears allowed us to exceed our internal growth forecasts and beat the high end of our 2017 financial guidance range.  Our comparable portfolio delivered 6.0% RevPAR growth and 110 basis points of EBITDA margin growth during the fourth quarter 2017.  Margins at our recently refreshed and newly acquired hotels benefited from a combination of cost containment initiatives and innovative pricing and distribution strategies.”

Mr. Shah continued, “Results over the prior quarter and in early 2018 leave us encouraged for continued growth in corporate travel spending and sustained leisure demand.  As we look into 2018, we are encouraged by favorable comps and positive fundamentals from our market-leading clusters on the West Coast, New York, Boston, and South Florida.    We’ve spent the last several years on selective capital recycling opportunities and meaningful ROI-generating capital investments at a number of our hotels, positioning them to leverage domestic and global GDP growth and the reacceleration of lodging fundamentals.”

Adjusted Funds from Operations (“AFFO”) in 2017 decreased by $12.9 million, or 11.7%, to $96.9 million, compared to $109.8 million in 2016.  The Company’s weighted average diluted common shares and units of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) outstanding declined to approximately 44.8 million as of December 31, 2017, compared to approximately 45.7 million as of December 31, 2016.  AFFO per diluted common share and OP Unit in 2017 was $2.16, a 10.0% decrease from AFFO of $2.40 per diluted common share and OP Unit reported in 2016.

AFFO in the fourth quarter 2017 decreased by $1.6 million, or 7.0%, to $21.4 million, compared to $23.0 million in the fourth quarter 2016.  AFFO per diluted common share and OP Unit in the fourth quarter 2017 was $0.48, a 7.7% decrease from AFFO per diluted common share and OP Unit of $0.52 in the same quarter in 2016.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Fourth Quarter 2017 Operating Results

Revenue per available room (“RevPAR”) at the Company's 38 comparable hotels increased 6.0% to $184.59 in the fourth quarter 2017.  The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 1.8% to $223.94, while occupancy grew 330 basis points to 82.4%.    Hotel EBITDA margins for the comparable hotel portfolio increased 110 basis points to 33.4%.

The best performing assets during the fourth quarter were in the Company’s South Florida portfolio, which reported 22.5% RevPAR growth to $174.86.  Performance was driven by hurricane-related compression and a resurgence in leisure travel to Miami as waning Zika fears, stronger economic growth and stabilization of international inbound tourism drove strong demand. We remain bullish on the Miami market and foresee robust operating fundamentals in 2018 and beyond, benefitting from advantageous comps and the reopening of the Miami Beach Convention Center.

West Coast

The West Coast portfolio, which includes California and Seattle, consisted of eight hotels as of December 31, 2017.  In the fourth quarter 2017, the Company’s comparable West Coast hotel portfolio reported RevPAR growth of 3.3% to $164.03, driven by a 1.9% ADR increase to $208.09.  The West Coast portfolio’s outperformance was driven by the Sanctuary Beach Resort, recording 13.0% RevPAR growth, due to an increase in demand and marketing strategies that leveraged the new Salt Wood Kitchen & Oysterette following its renovation.  Looking ahead in 2018, fundamentals for our market-leading hotels on the West Coast remain strong and we believe will continue to drive profitability and free cash flow growth.

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New York City and Manhattan

The New York City portfolio, which includes the five boroughs, consisted of ten hotels as of December 31, 2017.  In the fourth quarter 2017, the Company’s comparable New York City hotel portfolio reported RevPAR growth of 3.1% to $236.26, driven by an occupancy increase of 207 basis points to 94.2%.  The Company’s comparable Manhattan portfolio, which consisted of seven hotels as of December 31, 2017, reported RevPAR growth of 1.6% to $266.05 driven by an occupancy increase of 102 basis points to 95.0%. Hersha’s Manhattan portfolio reported GOP and Hotel EBITDA margins of 53.9% and 41.8%, respectively, in the fourth quarter 2017.  The Company’s comparable Manhattan portfolio has outperformed the Manhattan market in 14 of the previous 16 quarters as a result of a young, well-located and purpose built hotel cluster that appeals to the tastes and preferences of today’s traveler.

Philadelphia

The Philadelphia Urban and Metro portfolio, which includes Center City and the surrounding suburbs, consisted of four hotels as of December 31, 2017.  In the fourth quarter 2017, the Company’s comparable hotel portfolio reported RevPAR growth of 9.8% to $169.10, driven by an ADR increase of 7.4% to $226.75.  The Philadelphia portfolio’s outperformance was driven by continued stabilization post acquisition at the Philadelphia Westin, which experienced RevPAR and ADR growth of 9.8% and 7.8%, respectively.  Following a challenging third quarter with difficult comps from the DNC in 2016, the Philadelphia market saw a rebound in leisure activity in the market related to favorable city-wide activities such as the Army-Navy game in December.

Dispositions

During the fourth quarter, the Company closed on the sale of the 80-room Holiday Inn Express in Chester, NY for $8.4 million or $105,000 per key.

Financing

As of December  31, 2017, the Company maintained financial flexibility with $18 million of cash and cash equivalents and significant capacity on the Company’s $250 million senior unsecured revolving line of credit.  As of December  31, 2017,  67.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 3.85% and a weighted average life-to-maturity of approximately 4.2 years.

Subsequent Events

On February 6, 2018, the Cindat joint venture successfully refinanced the existing debt on seven assets in Manhattan owned in the joint venture owned by the Company and Cindat Capital Management Limited.  The joint venture entered into a new $300 million senior mortgage loan and $85 million of mezzanine financing and refinanced the existing $285 million senior loan, the $50 million mezzanine loan and redeemed $43.2 million of Hersha’s 9% cumulative redeemable preferred interest in the joint venture.

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On February 16, 2018, the Company sold the 140-room Hyatt House in Gaithersburg, MD for $19.0 million or $136,000 per key.

Share Repurchase Activity

In the fourth quarter 2017, the Company repurchased approximately 1.7 million common shares for an aggregate repurchase price of $30.4 million. Since January 1, 2014, the Company has repurchased $232.3 million in common shares, representing 21.8% of the January 1, 2014 float.

In the fourth quarter 2017,  Hersha’s Board of Trustees approved a new share repurchase program of up to $100 million of the Company’s outstanding common shares.  The new repurchase program expires on December 31, 2018, unless extended by the Board of Trustees.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the fourth quarter ending December 31, 2017.  The preferred share dividends were paid January 16, 2018 to holders of record as of January 1, 2018.

The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the fourth quarter ending December 31, 2017.  These common share dividends and limited partnership unit distributions were paid January 16, 2018 to holders of record as of January 5, 2018.

First Quarter and Full-Year 2018 Outlook

The Company is providing its operating and financial expectations for the first quarter and full-year 2018.    The Company’s expectations do not build in any additional acquisitions, dispositions or capital market activities for 2018.  Based on management’s current outlook and assumptions regarding the timing of the reopening of our two South Florida assets, the Company’s 2018 operating expectations are as follows:

	Q1'18 Outlook		2018 Outlook
($’s in millions except per share amounts)	Low	High	Low	High
Net income	$18.9	$19.9	$21.0	$29.0
Net income per share	$0.47	$0.49	$0.51	$0.71

Comparable Property RevPAR Growth	-2.0%	-1.0%	1.0%	3.0%
Comparable Property EBITDA Margin Growth	-300 bps	-240 bps	-50 bps	50 bps

Adjusted EBITDA	$18.2	$19.2	$159.0	$167.0

Adjusted FFO	-$1.3	-$0.3	$82.0	$90.0
Adjusted FFO per share	-$0.03	-$0.01	$1.89	$2.07

*For detailed reconciliations of the Company’s 2018 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook”

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Fourth Quarter 2017 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Thursday,  February 22, 2018.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-800-239-9838 or 1-323-794-2551 for international participants. A replay of the call will be available from 12:00 p.m. Eastern Time on Thursday, February 22, 2018, through 11:59 pm Eastern Time on Thursday, March 8, 2018. The replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international participants. The passcode for the call and the replay is 9599894. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets and coastal destinations. The Company's 49 hotels totaling 7,584 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2018 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2018 outlook and assumptions regarding economic growth, labor markets, real estate values, lodging fundamentals, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel

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properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to reopen hotels damaged by Hurricane Irma on the terms and timing it expects, the recovery of the South Florida leisure market and the timing of the reopening of the Miami Beach Convention Center, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of February 21, 2018, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	December 31, 2017	December 31, 2016
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$2,009,572	$1,767,570
Investment in Unconsolidated Joint Ventures	3,569	11,441
Cash and Cash Equivalents	17,945	185,644
Escrow Deposits	7,641	8,993
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $49 and $91	11,999	8,769
Due from Related Parties	5,322	18,332
Intangible Assets, Net of Accumulated Amortization of $6,598 and $4,532	16,388	16,944
Other Assets	49,913	39,370
Hotel Assets Held for Sale	15,987	98,473
Total Assets	$2,138,336	$2,155,536

Liabilities and Equity:
Line of Credit	$16,100	$-
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	715,449	663,500
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	53,781	50,578
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	307,683	337,821
Accounts Payable, Accrued Expenses and Other Liabilities	58,770	65,106
Dividends and Distributions Payable	17,115	26,050
Liabilities Related to Hotel Assets Held for Sale	-	51,428
Deferred Gain on Disposition of Hotel Assets	81,284	81,314
Total Liabilities	$1,250,182	$1,275,797

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,000,000 Series E Shares Issued and Outstanding at December 31, 2017, and 3,000,000 Series C, 7,700,000 Series D and 4,000,000 Series E Shares Issued and Outstanding at December 31, 2016, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at December 31, 2017 and and 90,000,000 Shares Authorized at December 31, 2016; 39,916,661 and 41,770,514 Shares Issued and Outstanding at December 31, 2017 and December 31, 2016, respectively	399	418
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2017 and December 31, 2016	-	-
Accumulated Other Comprehensive Income	3,749	1,373
Additional Paid-in Capital	1,164,946	1,198,311
Distributions in Excess of Net Income	(335,373)	(364,831)
Total Shareholders' Equity	833,868	835,418

Noncontrolling Interests - Common Units and LTIP Units	54,286	44,321

Total Equity	888,154	879,739

Total Liabilities and Equity	$2,138,336	$2,155,536

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues:
Hotel Operating Revenues:
Room	$98,224	$96,113	$411,149	$408,844
Food & Beverage	17,970	9,795	58,491	35,366
Other Operating Revenues	6,468	5,470	27,500	22,160
Other Revenue	-	67	1,097	259
Total Revenues	122,662	111,445	498,237	466,629

Operating Expenses:
Hotel Operating Expenses:
Room	21,840	21,234	90,716	89,055
Food & Beverage	13,984	8,327	47,906	29,566
Other Operating Revenues	38,520	34,998	156,428	144,335
Hotel Ground Rent	867	924	3,460	3,600
Real Estate and Personal Property Taxes and Property Insurance	8,187	7,745	32,300	32,157
General and Administrative	3,593	4,934	14,267	16,396
Share Based Compensation	3,818	2,255	9,286	8,048
Acquisition and Terminated Transaction Costs	82	827	2,203	2,560
Depreciation and Amortization	22,518	18,131	83,752	75,390
Property Losses in Excess of Insurance Recoveries	456	-	4,268	-
Loss on Impairment of Assets	4,082	-	4,082	-
Total Operating Expenses	117,947	99,375	448,668	401,107

Operating Income	4,715	12,070	49,569	65,522

Interest Income	34	143	271	362
Interest Expense	(11,082)	(10,425)	(42,662)	(44,352)
Other Income (Expense)	9	(97)	(771)	(961)
Gain on Disposition of Hotel Properties	806	21,000	90,350	115,839
Lease Buyout	(26)	(16,831)	268	(16,831)
Loss on Debt Extinguishment	(4)	(111)	(590)	(1,187)
(Loss) Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	(5,548)	5,749	96,435	118,392

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	164	587	(2,473)	(1,823)
Gain from Remeasurement of Investment in Unconsolidated Joint Venture	-	-	16,240	-
Income (Loss) from Unconsolidated Joint Venture Investments	164	587	13,767	(1,823)

(Loss) Income before Income Taxes	(5,384)	6,336	110,202	116,569

Income Tax (Expense) Benefit	(3,682)	375	(5,262)	4,888

Net (Loss) Income	(9,066)	6,711	104,940	121,457

Loss (Income) Allocated to Noncontrolling Interests	776	(204)	(5,072)	(4,477)
Preferred Distributions	(6,045)	(5,374)	(24,169)	(17,380)
Extinguishment of Issuance Costs Upon Redemption of Preferred Shares	-	-	-	(4,021)

Net (Loss) Income Applicable to Common Shareholders	$(14,335)	$1,133	$75,699	$95,579

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Earnings per Share:
BASIC
Net (Loss) Income Applicable to Common Shareholders	$(0.36)	$0.02	$1.82	$2.21

DILUTED
Net (Loss) Income Applicable to Common Shareholders	$(0.36)	$0.02	$1.79	$2.18

Weighted Average Common Shares Outstanding:
Basic	40,529,569	41,733,272	41,423,804	42,957,199
Diluted	40,529,569	42,282,340	42,056,431	43,530,731

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back contingent considerations;
•	adding back amortization of deferred financing costs;
•	adding back adjustments for the amortization of discounts and premiums;
•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO,  because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding the our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units.    Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Net (loss) income applicable to common shares	$(14,335)	$1,133	$75,699	$95,579
(Loss) income allocated to noncontrolling interest	(776)	204	5,072	4,477
(Income) loss from unconsolidated joint ventures	(164)	(587)	(13,767)	1,823
Gain on disposition of hotel properties	(806)	(21,000)	(90,350)	(115,839)
Loss from impairment of depreciable assets	3,869	-	5,926	-
Depreciation and amortization	22,518	18,131	83,752	75,390
Funds from consolidated hotel operations applicable to common shares and Partnership units	10,306	(2,119)	66,332	61,430
Income (loss) from unconsolidated joint venture investments	164	587	13,767	(1,823)
Income from remeasurement of investment in unconsolidated joint ventures	-	-	(16,240)	-
Depreciation and amortization of difference between purchase price and historical cost	(302)	(225)	(1,207)	(418)
Interest in depreciation and amortization of unconsolidated joint ventures	2,751	3,421	11,366	14,819
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,613	3,783	7,686	12,578
Funds from Operations applicable to common shares and Partnership units	12,919	1,664	74,018	74,008

Add:
Loss on remediation of hurricane damage, excluding impairment of depreciable assets	669	-	2,424	-
Lease Buyout	26	16,831	(268)	16,831
Non-cash extinguishment of issuance costs upon redemption of Preferred Shares	-	-	-	4,021
Non-cash share based compensation expense	3,818	2,255	9,286	8,048
Acquisition and terminated transaction costs	82	827	2,203	2,560
Tax expense related change in tax law and gain from remeasurement of investment in unconsolidated joint venture	2,856	-	4,689	-
Amortization of deferred financing costs	561	679	2,278	2,624
Interest in amortization of deferred financing costs of unconsolidated joint venture	371	389	1,476	987
Amortization of discounts and premiums	(127)	(174)	(604)	(1,265)
Deferred financing costs and debt premium written off in debt extinguishment	4	111	590	1,187
Straight-line amortization of ground lease expense	232	159	834	640
State and local tax expense related to reassessment of prior period assessment	-	292	-	162

Adjusted Funds from Operations	$21,411	$23,033	$96,926	$109,803

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.48	$0.52	$2.16	$2.40

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,152,788	44,636,006	44,834,724	45,740,227

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 13

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Net (loss) income applicable to common shareholders	$(14,335)	$1,133	$75,699	$95,579
(Loss) income allocated to noncontrolling interest	(776)	204	5,072	4,477
(Income) loss from unconsolidated joint ventures	(164)	(587)	(13,767)	1,823
Gain on disposition of hotel properties	(806)	(21,000)	(90,350)	(115,839)
Property losses in excess of insurance recoveries and impairment of assets	4,538	-	8,350	-
Non-operating interest income	(34)	(143)	(271)	(362)
Distributions to Preferred Shareholders	6,045	5,374	24,169	17,380
Interest expense	11,082	10,425	42,662	44,352
Extinguishment of issuance costs upon redemption of Preferred Shares	-	-	-	4,021
Income tax expense (benefit)	3,682	(375)	5,262	(4,888)
Deferred financing costs and debt premium written off in debt extinguishment	4	111	590	1,187
Depreciation and amortization	22,518	18,131	83,752	75,390
Acquisition and terminated transaction costs	82	827	2,203	2,560
Lease Buyout	26	16,831	(268)	16,831
Non-cash share based compensation expense	3,818	2,255	9,286	8,048
Straight-line amortization of ground lease expense	232	159	834	640
Unconsolidated joint venture management company transition costs and state and local tax expense related to reassessment of prior period assessment	-	292	-	162

Adjusted EBITDA from consolidated hotel operations	35,912	33,637	153,223	151,361

Income (loss) from unconsolidated joint venture investments	164	587	13,767	(1,823)
Gain on remeasurement of investment in unconsolidated joint venture	-	-	(16,240)	-
Depreciation and amortization of difference between purchase price and historical cost	(302)	(225)	(1,207)	(418)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	4,442	5,440	17,821	22,443

Adjusted EBITDA from unconsolidated joint venture operations	4,304	5,802	14,141	20,202

Adjusted EBITDA	$40,216	$39,439	$167,364	$171,563

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 14

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure.  In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Operating income	$4,715	$12,070	$49,569	$65,522
Other revenue	-	(67)	(1,097)	(259)
Depreciation and amortization	22,518	18,131	83,752	75,390
General and administrative	3,593	4,934	14,267	16,396
Share based compensation	3,818	2,255	9,286	8,048
Acquisition and terminated transaction costs	82	827	2,203	2,560
Property losses in excess of insurance recoveries and impairment of assets	4,538	-	8,350	-
Straight-line amortization of ground lease expense	232	159	834	640
Other	(94)	127	306	(273)

Hotel EBITDA	$39,402	$38,436	$167,470	$168,024

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Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	2018 Outlook
(in millions, except shares and per share data)	Low	High
Net income applicable to common shares	$21.0	$29.0
Income allocated to noncontrolling interest	1.7	2.3
Income from unconsolidated joint ventures	(44.8)	(44.8)
Gain on disposition of hotel properties	(2.5)	(2.5)
Depreciation and amortization	87.7	87.7
Funds from consolidated hotel operations applicable to common shares and Partnership units	63.1	71.7

Income from unconsolidated joint venture investments	44.8	44.8
Income from remeasurement of investment in unconsolidated joint ventures	(43.0)	(43.0)
Depreciation and amortization of difference between purchase price and historical cost	(1.2)	(1.2)
Interest in depreciation and amortization of unconsolidated joint ventures	4.6	4.6
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	5.2	5.2

Funds from Operations applicable to common shares and Partnership units	68.3	76.9

Add:
Non-cash share based compensation expense	9.3	9.3
Amortization of deferred financing costs	2.2	2.2
Interest in amortization of deferred financing costs of unconsolidated joint venture	1.0	1.0
Amortization of discounts and premiums	(0.5)	(0.5)
Straight-line amortization of ground lease expense	0.9	0.9
Other	0.8	0.1
Adjusted Funds from Operations	$82.0	$90.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$1.89	$2.07

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.5	43.5

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 16

Adjusted EBITDA
	2018 Outlook
($'s in millions except per share amounts)	Low	High
Net income	$21.0	$29.0
Income allocated to noncontrolling interest	1.7	2.3
Income from unconsolidated joint ventures	(44.8)	(44.8)
Gain on disposition of hotel properties	(2.5)	(2.5)
Non-operating interest income	(0.1)	(0.1)
Distributions to Preferred Shareholders	24.2	24.2
Interest expense	46.1	46.1
Income tax expense (benefit)	1.5	2.5
Depreciation and amortization	87.7	87.7
Non-cash share based compensation expense	9.3	9.3
Straight-line amortization of ground lease expense	0.9	0.9
Other	1.1	(0.5)
Adjusted EBITDA from consolidated hotel operations	146.0	154.1

Income from unconsolidated joint venture investments	44.8	44.8
Gain on remeasurement of investment in unconsolidated joint ventures	(43.0)	(43.0)
Depreciation and amortization of difference between purchase price and historical cost	(1.2)	(1.2)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	12.3	12.3
Adjusted EBITDA from unconsolidated joint venture operations	13.0	13.0
Adjusted EBITDA	$159.0	$167.0

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 17

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q1 2018 Outlook
(in millions, except shares and per share data)	Low	High
Net income applicable to common shares	$18.9	$19.9
Income allocated to noncontrolling interest	1.5	1.6
Income from unconsolidated joint ventures	(42.8)	(42.8)
Gain on disposition of hotel properties	(2.5)	(2.5)
Depreciation and amortization	22.2	22.2
Funds from consolidated hotel operations applicable to common shares and Partnership units	(2.7)	(1.7)

Income from unconsolidated joint venture investments	42.8	42.8
Income from remeasurement of investment in unconsolidated joint ventures	(43.0)	(43.0)
Depreciation and amortization of difference between purchase price and historical cost	(0.6)	(0.6)
Interest in depreciation and amortization of unconsolidated joint ventures	0.0	0.0
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(0.7)	(0.7)

Funds from Operations applicable to common shares and Partnership units	(3.4)	(2.3)

Add:
Non-cash share based compensation expense	1.1	1.1
Amortization of deferred financing costs	0.6	0.6
Interest in amortization of deferred financing costs of unconsolidated joint venture	0.3	0.3
Amortization of discounts and premiums	(0.1)	(0.1)
Straight-line amortization of ground lease expense	0.3	0.2
Adjusted Funds from Operations	$(1.3)	$(0.3)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$(0.03)	$(0.01)

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.4	43.4

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 18

Adjusted EBITDA
	Q1 2018 Outlook
($'s in millions except per share amounts)	Low	High
Net income	$18.9		$19.9
Income allocated to noncontrolling interest	1.5		1.6
Income from unconsolidated joint ventures	(42.8)		(42.8)
Gain on disposition of hotel properties	(2.5)		(2.5)
Non-operating interest income	(0.0)		(0.0)
Distributions to Preferred Shareholders	6.0		6.0
Interest expense	11.3		11.3
Income tax expense (benefit)	1.1		1.1
Depreciation and amortization	22.2		22.2
Non-cash share based compensation expense	1.1		1.1
Straight-line amortization of ground lease expense	0.2		0.2
Other	0.1		-
Adjusted EBITDA from consolidated hotel operations	17.1	-	18.1

Income from unconsolidated joint venture investments	42.8		42.8
Gain on remeasurement of investment in unconsolidated joint ventures	(43.0)		(43.0)
Depreciation and amortization of difference between purchase price and historical cost	(0.3)		(0.3)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	1.6		1.6
Adjusted EBITDA from unconsolidated joint venture operations	1.1		1.1
Adjusted EBITDA	$18.2		$19.2

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Greg Costa, Manager of Investor Relations & Finance

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 19